
<ARTICLE> 7

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               JUN-30-1997
<DEBT-HELD-FOR-SALE>                         1,799,516<F1>
<DEBT-CARRYING-VALUE>                          197,148<F2>
<DEBT-MARKET-VALUE>                            201,665<F2>
<EQUITIES>                                      87,152<F3>
<MORTGAGE>                                     248,724
<REAL-ESTATE>                                   85,327<F4>
<TOTAL-INVEST>                               2,516,975
<CASH>                                          28,918
<RECOVER-REINSURE>                              94,424
<DEFERRED-ACQUISITION>                         209,676
<TOTAL-ASSETS>                               2,989,897
<POLICY-LOSSES>                                705,176
<UNEARNED-PREMIUMS>                                  0
<POLICY-OTHER>                                  34,289
<POLICY-HOLDER-FUNDS>                        1,658,749<F5>
<NOTES-PAYABLE>                                      0
<PREFERRED-MANDATORY>                           23,121
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                     456,136
<TOTAL-LIABILITY-AND-EQUITY>                 2,989,897
<PREMIUMS>                                      72,391
<INVESTMENT-INCOME>                             92,527
<INVESTMENT-GAINS>                               4,295
<OTHER-INCOME>                                  47,252
<BENEFITS>                                     129,695
<UNDERWRITING-AMORTIZATION>                     16,632
<UNDERWRITING-OTHER>                             1,341<F6>
<INCOME-PRETAX>                                 28,700
<INCOME-TAX>                                     7,061
<INCOME-CONTINUING>                             21,639
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    21,639
<EPS-PRIMARY>                                     3.50
<EPS-DILUTED>                                     3.50
<RESERVE-OPEN>                                       0
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                                      0
<CUMULATIVE-DEFICIENCY>                              0

<F1>Debt securities held for sale represent FASB 115 available for sale fixed maturity securities reported on a current value basis, and do not include trading securities or securities held to maturity.
<F2>Debt securities represent FASB 115 held to maturity fixed maturity securities, and do not include trading securities or securities available for sale.
<F3>Equity securities include equity securities that are available for sale, under FASB 115.
<F4>Real estate includes real estate joint ventures.
<F5>Policyholder funds include accumulated contract values as defined by FASB
97, dividend and coupon accumulations and other policyowner funds.
<F6>Underwriting expenses represent amortization of the value of purchased insurance in force.

